SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2002

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed from last report)

Item 5. Other Events.

     On June 3, 2002, EnPro Industries, Inc. issued press releases announcing the distribution of shareholder rights to holders of its common stock and the completion of its spin-off from Goodrich Corporation. These press releases are attached as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

Item 7. Exhibits.

Exhibit 99.1	Press Release dated June 3, 2002.

Exhibit 99.2	Press Release dated June 3, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: June 3, 2002

ENPRO INDUSTRIES, INC

By:	/s/ Richard L. Magee Richard L. Magee, Senior Vice President, General Counsel and Secretary

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